Exhibit 1.1

UNDERWRITING AGREEMENT

between

CHINA COMMERCIAL CREDIT, INC.

and

AXIOM CAPITAL MANAGEMENT, INC.,

as Representative of the Several Underwriters

and

THE SELLING STOCKHOLDERS

CHINA COMMERCIAL CREDIT, INC.

UNDERWRITING AGREEMENT

New York, New York

May [•], 2014

Axiom Capital Management, Inc.
As Representative of the several Underwriters named on Schedule 2 attached hereto
780 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

The undersigned, China Commercial Credit, Inc., a corporation formed under the laws of the State of Delaware (“CCC”) together with each of CCC’s direct and indirect subsidiaries (the “Subsidiaries”) identified on Schedule 1-A hereto and the variable interest entity (the “VIE”) identified on Schedule 1-B hereto through which CCC partially conducts its operations in the People’s Republic of China (the “PRC”) by way of contractual arrangements (CCC, all of the Subsidiaries and the VIE collectively as the “Company”), and the selling stockholders named in Schedule 2 hereto (the “Selling Stockholders”) hereby confirm the agreement (this “Agreement”) with Axiom Capital Management, Inc. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 3  hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.           Purchase and Sale of Securities.

1.1           Firm Securities.

1.1.1           Nature and Purchase of Firm Securities.

   (i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters, an aggregate of [•] shares (the “Firm Shares”) of CCC’s common stock, par value $0.001 per share (the “ Common Stock”). For every one Firm Share issued and sold by the Company and the Selling Stockholders, the Company shall issue and sell to the several Underwriters one warrant to purchase one-half share of Common Stock at an exercise price of $[•] per whole share [140.0% of the public offering price per share of Common Stock in the Offering] (each, a “Warrant”), or an aggregate of [•] Warrants to purchase an aggregate of [•] shares of Common Stock (the “Firm Warrants”). The Firm Shares and the Firm Warrants will be purchased separately and will be separately tradable immediately upon the issuance (each, a “Firm Security” and collectively, the “Firm Securities”).

   (ii)           The Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders the number of Firm Securities, or in case of the Selling Stockholders, Firm Shares, set forth opposite their respective names on Schedule 4 attached hereto and made a part hereof at an aggregate purchase price of $[•] per Firm Share and related Firm Warrant (93% of the per Firm Share offering price). The Firm Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1 hereof).

1.1.2           Firm Securities Payment and Delivery.

   (i)            Delivery and payment for the Firm Securities shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1 below) (or the fourth (4th) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representative and CCC, at the offices of  Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and CCC. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.”

   (ii)           Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of CCC and [___________], as the custodian of the Firm Shares to be sold by the Selling Stockholders (the “Custodian”), respectively, upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Securities (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2           Over-allotment Option.

1.2.1           Additional Securities. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional [•] shares of Common Stock (the “Additional Shares”) and [•] Warrants to purchase an additional [•] shares of Common Stock (the “Additional Warrants”), in each case for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is, at the Underwriters’ sole discretion, for Additional Shares and Additional Warrants together (each, an “Additional Security” and collectively, the “Additional Securities”). The Firm Securities and the Additional Securities are collectively referred to as the “Securities.”  The Securities and the Representative Securities (as defined in Section 1.3.1) are referred to herein collectively as the “Public Securities.” The Securities shall be issued directly by CCC and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package and the Prospectus referred to below. Firm Warrants shall be issued pursuant to, and shall have the rights and privileges set forth in, a warrant agreement, dated on or before the Closing Date, between the Company and VStock Transfer, LLC, as warrant agent (the “Warrant Agreement”). The offering and sale of the Securities is herein referred to as the “Offering.”

1.2.2           Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Additional Securities within 45 days after the Effective Date.  The purchase price to be paid per Additional Security shall be equal to the price per Firm Share and Firm Warrant set forth in Section 1.1.1(ii) hereof.  The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which shall be confirmed in writing by overnight mail or facsimile or other electronic transmission, setting forth the number of Additional Securities to be purchased and the date and time for delivery of and payment for the Additional Securities (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Additional Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Securities specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Additional Securities then being purchased which the number of Firm Securities set forth in  Schedule 4 opposite the name of such Underwriter bears to the total number of Firm Securities, subject, in each case, to such adjustments as the Representative, in its sole discretion, shall determine.

1.2.3           Payment and Delivery. Payment for the Additional Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of CCC upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Securities (or through the facilities of DTC) for the account of the Underwriters. The Additional Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Securities except upon tender of payment by the Representative for applicable Additional Securities. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Securities and Additional Securities.

1.3           Representative’s Warrants.

1.3.1           Purchase Warrants. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option (“Representative’s Warrant”) for the purchase of an aggregate of [•] shares of Common Stock (which is equal to an aggregate of 7.0% of the Firm Shares sold in the Offering), for an aggregate purchase price of $10.00. The Representative’s Warrant agreement, in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the Effective Date and expiring on [•], 2017, the three year anniversary of the Effective Date. The Representative Warrant will be exercisable at an initial exercise price per share of Common Stock of $[•], which is equal to 120% of the public offering price of each Firm Share. The Representative’s Warrant Agreement and the shares of Common Stock issuable upon exercise thereof (the “Representative’s Shares”) are sometimes hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying shares of Common Stock during the  one hundred eighty (180) days  after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2           Delivery.  Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may reasonably request.

1.3.3           “Piggy-Back” Registration Rights.  Unless all the Representative’s Shares are included in an effective registration statement with a current prospectus, the Representative (and/or its designees) shall have the right, for a period of five (5) years commencing one hundred eighty (180) days after the Effective Date, to include the remaining Representative’s Shares as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Representative’s Shares with respect to which the Representative  (and/or its designees) requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Representative’s Shares shall be made pro rata among the holders seeking to include Representative’s Shares in proportion to the number of Representative’s Shares sought to be included by such holders; provided, however, that the Company shall not exclude any Representative’s Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Representative’s Shares.

2.           Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1           Filing of Registration Statement.  The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-193360, including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act  Regulations”) and, as of the Effective Date thereof, will contain all material statements that are required to be stated therein in accordance with the Securities Act and the  Securities Act  Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the  Securities Act  Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission as of the Applicable Time (as defined below).

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [•], 2014, that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means [TIME] [a.m./p.m.], Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the  Securities Act  Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the  Securities Act  Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Pricing Disclosure Package” means any Issuer Free Writing Prospectus actually issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 4 hereto, all considered together.

2.2           Form 8-A.  A registration statement on Form 8-A (File No.  001-36055) in respect of the registration of the Common Stock (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.3           Pursuant to the Exchange Act.  Upon the Closing Date, the Company will be subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and the Common Stock will be registered pursuant to Section 12(b) of the Exchange Act.

2.4           Stock Exchange Listing.  The Common Stock is listed on The Nasdaq Capital Market (the “NasdaqCM”), and the Company has taken no action designed to, or likely to have the effect of delisting the Common Stock from the NasdaqCM. The Company has filed an application with NasdaqCM to list the Firm Shares, Additional Shares, shares underlying the Firm Warrants and Additional Warrants and the Representative’s Shares.

2.5           No Stop Orders, etc.  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.6           Disclosures in Registration Statement.

2.6.1           Compliance with Securities Act and 10b-5 Representation.

  (i)             Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the  Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the  Securities Act  Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

   (ii)            Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the  following disclosure contained in the Prospectus: (a) names and addresses of the Underwriters, (b) the paragraph under the subcaption “Underwriting – Discretionary Accounts,”  and (c) the last paragraph under the subcaption “Underwriting - Stabilization” (the “Underwriters’ Information”); and

   (iii)          The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information; and

   (iv)          Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of its filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.6.2           Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform  in all material respects  to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the  Securities Act  Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, body or court, domestic or foreign, (including those of the United States, the People’s Republic of China excluding, for purpose of this Agreement, Taiwan, Hong Kong and Macau (the “PRC”), the British Virgin Islands (the “BVI”) and Hong Kong Special Administrative Region (“Hong Kong”)), having jurisdiction over CCC, any Subsidiary, the VIE or any of their respective assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.6.3           Prior Securities Transactions. Since December 31, 2010, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.6.4           Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations, including that of the United States, PRC, BVI and Hong Kong, relating to the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.6.5           No Other Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4.2 below.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Securities Act Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Securities Act Regulations.

2.7           Changes After Dates in Registration Statement.

2.7.1           No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets, proprieties or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or Director of the Company has resigned from any position with the Company.

2.7.2           Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.8           Disclosures in Commission Filings.  Since August 14, 2013 (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.9           Independent Accountants.  To the knowledge of the Company, Marcum Bernstein & Pinchuk LLP (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement,  the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act and the  Securities Act Regulations and the Public Company Accounting Oversight Board.  The Auditor has not, during the respective period covered by the Auditor’s audit reports, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act, except as disclosed in the Prospectus.

2.10          Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company, (d) other than in the ordinary course of business and consistent with the Company’s prior practices, made any grants under any stock compensation plan, and (e) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

2.11          Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date , as of the Applicable Time  and on the  Closing Date and any Option  Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.12          Valid Issuance of Securities, etc.

2.12.1         Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no contractual rights of rescission or the ability to force the Company to repurchase such securities with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s Common Stock or other securities convertible into shares of the Company’s Common Stock have been duly authorized and validly issued and were issued under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

2.12.2         Securities Sold Pursuant to this Agreement. The Securities and Representative’s Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities and Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  All corporate action required to be taken for the authorization, issuance and sale of the Warrants and the Representative’s Warrant -has been duly and validly taken; the shares of Common Stock issuable upon exercise of the Warrant and the Representative’s Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and,  when paid for and issued in accordance with the Warrant and Representative’s Warrant  and the Warrant Agreement and Representative’s Warrant  Agreement, as the case may be, the underlying shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such  shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.13         Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in the Registration Statement of any other registration statement to be filed by the Company.

2.14         Validity and Binding Effect of Agreements.  The execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrants, the Representative’s Warrant Agreement and the transactions and agreements contemplated herein and therein (collectively the “Transaction Documents”), have been duly and validly authorized by the Company, and, when executed and delivered, and assuming due execution and delivery by the other parties thereto, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.15         No Conflicts, etc.The execution, delivery and performance by the Company of the Transaction Documents and all ancillary documents, the issuance and sale of the Securities and the Representative Securities, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of CCC, any Subsidiary or the VIE  pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which CCC, any Subsidiary or the VIE - is a party or as to which any property of such entity is bound; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same have been amended or restated from time to time, the “Charter”), or the by-laws (the “Bylaws”) of CCC or the constitutive or organizational documents of any Subsidiary or the VIE (the “Formation Documents”) (as the same have been amended or restated from time to time); or (iii) result in any violation of any statute or any order, rule or regulation of any court or Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, the VIE, or any of their properties or assets.

2.16         No Defaults; Violations.  Neither the Company, any of its Subsidiaries, nor the VIE is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of any Government Entity or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any Governmental Entity in the United States, PRC, the BVI, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its Formation Documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (A), (B) and (D), where such breach or default would not, individually or in the aggregate, have a Material Adverse Change.

2.17         Corporate Power; Licenses; Consents.

2.17.1          Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of CCC, its Subsidiaries and the VIE has all the necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Authorizations”) with, Governmental Entities to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to obtain such Authorizations would not, individually or in the aggregate, have any Material Adverse Change in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of CCC, its Subsidiaries and the VIE taken as a whole, whether or not arising from transactions in the ordinary course of business, and such Authorizations contain no material restrictions or conditions not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither CCC,  any of its Subsidiaries, nor the VIE has a reasonable basis to believe that any Government Entity is considering modifying, suspending or revoking any such Authorizations; and CCC, its Subsidiaries and the VIE are in compliance with the provisions of all such Authorizations. In particular, CCC, its Subsidiaries and the VIE have obtained, and are in compliance with, all Authorizations required under PRC national and local laws in all material respects and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all such Authorizations are in full force and effect.

2.17.2          Transactions Contemplated Herein. The Company has all corporate power and authority to enter into the Transaction Documents and to carry out the provisions and conditions hereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, Governmental Entity is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated the Transaction Documents and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.18          D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors (the “Directors”), officers and stockholders beneficially 5% or more of the Company’s shares of Common Stock (the “Principal Shareholders”) immediately prior to the Closing Date (the “Insiders”) as supplemented by all information concerning the Company’s Directors, officers and Principal Shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,  provided to the Representative is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect in any material respect.

2.19         Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving CCC, any Subsidiary, or the VIE or, to the Company’s knowledge, any executive officer or Director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s application for the listing of the additional shares of Common Stock on the NasdaqCM.

2.20         Good Standing.  Each of CCC, each Subsidiary and the VIE has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably expected to result in a Material Adverse Change.

2.21         Reserved.

2.22         Transactions Affecting Disclosure to FINRA.

2.22.1         Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting, origination, or similar fees by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA, or that may be contrary to FINRA rules and regulations.

2.22.2         Payments Within Twelve (12) Months. Except as in connection with the Company’s initial public offering, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.22.3         Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.22.4         FINRA Affiliation. There is no (i) officer or Director of the Company, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).    Neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

2.22.5         Information. All information provided by the Company in its Questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.23          No Sanctions.  Neither CCC, any of its Subsidiaries, nor the VIE, nor any Director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered, imposed or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Government, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Office of Export Enforcement of the U.S. Department of Commerce or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); (ii) the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (X) to fund or facilitate any payments, operations, investments, projects, activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (Y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the foregoing; (iii) the Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and (iv) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (ii) of this paragraph or in the Registration Statement, Pricing Prospectus and Prospectus.

2.24         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.25         Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Representative Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.26         [Reserved].

2.27         Subsidiaries and VIE. All Subsidiaries and the VIE are duly organized and in good standing under the laws of the place of organization or incorporation, and each of the Subsidiaries and the VIE is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Change. The Company’s ownership and control of each of the Subsidiaries and the VIE is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are owned by CCC directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.  Except as disclosed in the Registration Statement or the Prospectus, no Director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary, or the VIE or, to the best of the Company’s knowledge, any Person with whom CCC, any Subsidiary, or the VIE does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock.

2.28         Related Party Transactions.

2.28.1           Business Relationships.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.28.2           No Relationships with Customers and Suppliers.  No relationship, direct or indirect, exists between or among the Company on the one hand, and the Directors, officers, Principal Shareholders, customers or suppliers of the Company or the Company’s affiliates on the other hand, which is required to be described in the Pricing Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

2.28.3           No Unconsolidated Entities.  There are no transactions, arrangements or other relationships between and/or among CCC, or any Subsidiary or the VIE, any of their affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement, Pricing Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

2.28.4           No Loans or Advances to Affiliates.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company - to or for the benefit of any of the officers or Directors of CCC, any Subsidiary or the VIE or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  All transactions by the Company with officers or control persons of the Company have been duly approved by the Board of Directors of the Company, or duly appointed committees thereof.

2.29          Board of Directors. The Board of Directors of CCC is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Directors and Executive Officers.” The qualifications of the Directors and the overall composition of the board complies with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Nasdaq Stock Market LLC. At least one member of the Audit Committee of the Board of Directors of CCC qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Nasdaq Stock Market LLC. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Nasdaq Stock Market LLC.

2.30         Sarbanes-Oxley Compliance.

2.30.1           Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.30.2           Compliance.  The Company has at all times been, is, and at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.31         Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13-a15 and 15d-15 under the Exchange Act  Regulations ) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.32         No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.33         No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

2.34          Intellectual Property Rights. The Company owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets software, databases, know-how, internet domain names, other unpatented and/or unpatentable proprietary confidential information systems, processes or procedures and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Company has not received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, Directors or employees, or otherwise in violation of the rights of any persons.

2.35         Taxes. Each of CCC, its Subsidiaries and the VIE has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of CCC, its Subsidiaries and the VIE has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary or the VIE.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from CCC, its Subsidiaries or the VIE, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from CCC, its Subsidiaries or the VIE.  There are no tax liens against the assets, properties or business of CCC, any Subsidiary or the VIE.  The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.36         Compliance with Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i)  neither CCC, any Subsidiary or the VIE is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws ), (ii) CCC, each Subsidiary and the VIE has all material permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against CCC, or any Subsidiary or the VIE and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting CCC, any Subsidiary or the VIE relating to Hazardous Materials or any Environmental Laws.

2.37         ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any Subsidiary or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.  Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.  The execution of this Agreement, or consummation of the Offering does not constitute a triggering event under any employee benefit plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or Director of the Company other than an event that is not material to the financial condition or business of the Company, either individually or taken as a whole.

2.38         Compliance with Laws.  Each of CCC, each Subsidiary and the VIE: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the business of CCC, each Subsidiary and the VIE (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any written notices, statements or other correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that CCC, any Subsidiary, or the VIE is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

2.39          Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.40          Margin Securities.  The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.41          Integration. Neither the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Public Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

2.42          Title to Real Property.  Each of CCC, each  Subsidiary and the VIE has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of CCC, any Subsidiary,  and the VIE in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the business of the Company and do not interfere with the use made of such property by CCC, any Subsidiary or the VIE; and all of the leases and subleases material to the business of CCC, any Subsidiary, and the VIE and under which the Company holds properties described in the Registration Statement, Pricing Disclosure Package and the Prospectus, are, to the Company’s knowledge in full force and effect, and neither CCC, any Subsidiary nor the VIE has received any notice of any material claim of any sort that have been asserted by anyone adverse to the rights of the CCC, any Subsidiary or the VIE under any of the leases or subleases mentioned above, or affecting or questioning the rights of CCC, such Subsidiary and the VIE to the continued possession of the leased or subleased premises under any such lease or sublease, which would result in a Material Adverse Event.

2.43         Confidentiality and Non-Competitions.  To the Company’s knowledge, no Director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity with the Company or have a Material Adverse Change on the Company.

2.44         Corporate Records.  The minute books of the Company have been made available to the Underwriters and Representative Counsel, and such books (i) contain a summary of all meetings and actions of the Board of Directors (including each board committee) and stockholders of the Company since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) materially reflect all transactions referred to in such minutes.

2.45         Enforcement of Judgments.  Under the laws of the PRC, BVI and Hong Kong, the courts of the PRC, BVI and Hong Kong will, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, enforce judgments of United States courts obtained against the Company to enforce this Agreement, recognize the choice of law provisions set forth in Section 11.8 hereof and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in the BVI courts, the Hong Kong courts and the PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.

2.46         Foreign Corrupt Practices Act.  None of the Company, their respective officers or Directors or, to the best of the Company’s knowledge, their respective employees, representatives, consultants or agents or other persons acting on behalf of the Company has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Governmental Official (as defined below) or his or her relative or related person, with the intent or purpose of: (w) influencing any act or decision of such Governmental Official in his or her official capacity, (x) inducing such Governmental Official to do or omit to do any act in violation of the lawful duty of such Governmental Official, (y) securing any improper advantage for the Company or (z) inducing such Governmental Official to use his or her influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company in obtaining or retaining business for or with, or directing business to, any person.  None of the Company, their respective officers or Directors or, to the best of the Company’s knowledge, their respective employees, representatives, consultants or agents or other persons acting on behalf of the Company has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the preceding sentence to a Governmental Officials or his or her relative or related person in violation of anti-bribery laws, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under United States, BVI, Hong Kong or PRC law. The Company and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws. As used in this subsection and elsewhere in this Agreement, “Governmental Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his or her employee or (D) any employee or official of an international organization.

2.47         Money Laundering Laws.  The operations of the Company is and has been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.  The Company and its Subsidiaries have instituted and maintains policies and procedures designed to ensure continued compliance with the Money Laundering Laws.

2.48         Cuba.  None of CCC, its Subsidiaries or the VIE does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

2.49         Iran Sanctions.  None of the Company or their respective Directors or officers or, to the best knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

2.50          Corporate Structure.

2.50.1         Compliance with PRC Laws. The ownership and corporate structure of CCC, its Subsidiaries, and the VIE as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Prospectus Summary – Corporate Structure” and  “Business – Our History and Corporate Structure” complies and, immediately after the Offering, will comply with the current PRC laws, does not and, immediately after the Offering, will not violate, breach, contravene or otherwise conflict with any applicable PRC laws, and has not been challenged by any court or Governmental Entity.  There are no legal, administrative, arbitration or governmental proceedings, pending anywhere in respect of the ownership and corporate structures of the Company, any of its Subsidiaries or the VIE (including any proceeding challenging the effectiveness or validity of the ownership or corporate structure), and no such proceedings are threatened or contemplated by any Governmental Entity or any person to the Company’s best knowledge.

2.50.2         Authorizations.  All Authorizations required in connection with the events, agreements and transactions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the sections entitled “Prospectus Summary – Corporate Structure” and  “Business – Our History and Corporate Structure” have been duly or timely made or unconditionally obtained in writing (including, without limitation, all actions necessary for the approval of the ownership and corporate structure of CCC, its Subsidiaries and the VIE by the Governmental Entities) and remain in full force and effect, and no such Authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.  Such Authorizations contain no materially burdensome restrictions or conditions.  Neither CCC, any Subsidiary, nor the VIE is in breach of the terms and conditions of any of their respective Authorizations in respect of the ownership and corporate structures of CCC, any of its Subsidiaries or the VIE.

2.50.3         Accurately Described; No Contravention; No Conflict. The descriptions of the events, agreements and transactions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the sections entitled “Prospectus Summary – Corporate Structure” and  “Business – Our History and Corporate Structure” are accurate, complete and fair in all material respects and nothing has been omitted from such description which renders the same misleading in any material respect and there are no other material documents or agreements that have been entered into by CCC, any of its Subsidiaries or the VIE in respect of the ownership and corporate structures of the Company; and each of the events, agreements and transactions set forth therein has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding agreement of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Entity having jurisdiction over CCC, any of its Subsidiaries, the VIE or any of their properties, (B) contravene any of the terms or the provisions of the articles of association (or similar formation documents), business license or other constitutive documents of CCC, any of its Subsidiaries or the VIE (C) conflict with or result in a breach of violation of any of the terms or provisions of, or constitute or would (with the giving of notice, the passage of time, or both or otherwise) constitute a default under, any license, indenture, mortgage, charge, deed of trust, loan agreement, note, lease or other agreement, instrument or other obligation to which CCC, any of its Subsidiaries or the VIE is a party or by which CCC, any of its Subsidiaries or the VIE is bound or to which any of the property or assets of the CCC, any of its Subsidiaries, the VIE is subject, except, in the case of clause (C) only, such conflicts, breaches, defaults, or liabilities as would not have a Material Adverse Change.

2.50.4         Enforceability.  Subject to the limitations and qualifications set forth in Section 2.14, each of the agreements described in the Registration Statement, the Pricing Disclosure Prospectus and the Prospectus in the sections entitled “Prospectus Summary – Corporate Structure”, “Business – Our History and Corporate Structure” and “Use of Proceeds” is in proper legal form under the PRC laws for the enforcement thereof against CCC, its Subsidiaries, the VIE and their respective shareholders that are party to such agreement in the PRC without further action by any of CCC, its Subsidiaries, the VIE or their respective shareholders.

2.51         M&A Rules.

2.51.1         Right to Counsel.  Each of the Company and each of the Company’s Directors is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.  The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company and each such Director understands such legal advice.

2.51.2         Adverse Affect.  The issuance and sale of the Securities, the listing and trading of the Securities on the NasdaqCM or the consummation of the transactions contemplated by this Agreement, is not and will not be, as of the date hereof or at each Applicable Time, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”).

2.51.3         As of the date of the Pricing Prospectus and as of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Securities, the listing and trading of the Securities on the NasdaqCM, or the consummation of the transactions contemplated by this Agreement.

2.52         SAFE Rules and Regulations.  Each of CCC,  and its Subsidiaries and the VIE has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders as of the Applicable Time who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder that is to the Company’s knowledge directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

2.53         Oversees Investments.  Each of CCC, its Subsidiaries and the VIE that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

2.54         No Immunity.  None of CCC, any of its Subsidiaries, the VIE or any of their respective properties, assets or revenues has any right of immunity, under the laws of the PRC, BVI, Hong Kong, the United States or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any PRC, BVI, Hong Kong, the State of New York or the United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that CCC, any of the Subsidiaries, the VIE or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of CCC, the Subsidiaries and the VIE waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement.

2.55         Enforceability of Judgments.  Except as disclosed in the Pricing Disclosure Package, any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) BVI or Hong Kong courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the BVI or Hong Kong, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any BVI or Hong Kong court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law.  It is not necessary that the Transaction Documents, the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the BVI, Hong Kong or the PRC.

2.56         No Underwriter Stamp or Transfer Tax.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, the BVI, the PRC, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (a) the issuance of the Securities and the Representative’s Securities by the Company, (b) the sale and delivery of the Securities by the Underwriters as part of the Underwriters’ distribution of the Securities as contemplated hereunder, and (c) the consummation by the Company of any other transaction contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

2.57         No Company Stamp or Transfer Tax.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any of the Subsidiaries to the United States, the BVI, the PRC or Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (a) the issuance of the Securities or Representative’s Securities by the Company, and (b) the sale and delivery of the Securities by the Underwriters as part of the Underwriters’ distribution of the Securities as contemplated hereunder.

2.58         Emerging Growth Company.  From April 5, 2012 through the date of this Agreement, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act.

3.           Representations and Warranties of the Selling Stockholder. Each Selling Stockholder represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date, as follows:

3.1           Deposit of Shares. Such Selling Stockholder has caused certificates for the number of Firm Shares to be sold by such Selling Stockholder hereunder to be delivered to VStock Transfer LLC (the “Custodian”), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and a Custody Agreement relating to the deposit of the Firm Shares to be sold by such Selling Stockholder among the Custodian and the Selling Stockholders substantially in the form attached hereto as Exhibit B (the “Custody Agreement”).

3.2           Grant of Power of Attorney. Such Selling Stockholder has granted an irrevocable power of attorney to certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement substantially in the form attached hereto as Exhibit C (the “Power of Attorney”).

3.3           Custody Agreement and Power of Attorney. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene any provision of (i) the certificate of incorporation, by-laws or similar organizational documents of such Selling Stockholder, as applicable, (ii) any agreement or other instrument binding upon such Selling Stockholder or (iii) any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Firm Shares and except, in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on such Selling Stockholder.

3.4           Validity and Binding Effect of Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

3.5           Title to Shares. The Selling Stockholder has, and immediately prior to the Closing Date the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Firm Shares to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, security interests, encumbrances, equities or claims of any kind, other than pursuant to this Agreement; upon payment for the Firm Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such shares, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”) (unless delivery of such shares is unnecessary because such shares are already in possession of Cede or such nominee), registration of such shares in the name of Cede or such other nominee (unless registration of such shares is unnecessary because such shares are already registered in the name of Cede or such nominee), and the crediting of such shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) to such shares), (A) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC and will acquire its interest in the shares (including without limitation, all rights that such Selling Stockholder had or has the power to transfer in such shares) free and clear of any “adverse claim” within in the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such shares and (C) no action based on any “adverse claim” within the meaning of Section 8-102 of the UCC to such shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s charter, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

3.6           Authority; No Conflict.  Such Selling Stockholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by such Selling Stockholder, the consummation by such Selling Stockholder of the transactions contemplated hereby and the compliance by such Selling Stockholder with its obligations hereunder do not and will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon the Firm Shares to be sold by such Selling Stockholder hereunder or any other property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Selling Stockholder or any property or assets of the Selling Stockholder that would impair in any material respect the ability of such Selling Stockholder to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement; and, except for the registration of the Firm Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Firm Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental or non-governmental agency or body is required for the execution, delivery and performance of this Agreement by such Selling Stockholder, and the consummation by such Selling Stockholder of the transactions contemplated hereby.

3.7           Termination by Operation of Law.  The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law (whether by death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust Selling Stockholder, by the death or incapacity of any executor or trustee thereof or the termination of such trust or estate, or in the case of a partnership or corporation Selling Stockholder, by the dissolution or liquidation of such partnership or corporation, or by the occurrence of any other event); and if any individual Selling Stockholder or trustee or executor of any estate or trust Selling Stockholder should die or become incapacitated, if any estate or trust Selling Stockholder should be terminated, if any partnership or corporation Selling Stockholder should be dissolved or liquidated or if any other event should occur before the delivery of the Stock to the Underwriters hereunder, certificates for the Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement

3.8           Selling Stockholder Information.  All information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto, as the case may be, is as of the Applicable Time and at the Closing Date, true, correct, and complete in all material respects, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; and, such Selling Stockholder confirms as accurate the number of shares of Firm Shares set forth opposite such Selling Stockholder’s name in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Firm Shares.

3.9           No Non-Public Information. Such Selling Stockholder is not prompted to sell its Firm Shares pursuant to this Agreement by any material information concerning the Company that has not been publicly disclosed.

3.10         Stabilization or Manipulation of Share Price. Such Selling Stockholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares in violation of the Securities Act or Exchange Act.

3.11         No Influence. Neither such Selling Stockholder nor, to the knowledge of such Selling Stockholder, any other person affiliated or associated with or acting on behalf of such Selling Stockholder (including, without limitation, any director, officer, agent or employee of such Selling Stockholder) has offered or caused the Underwriters to offer any of the Firm Shares to any individual or entity with the specific intent to unlawfully influence: (i) a customer or supplier of the Company or such Selling Stockholder to alter the customer’s or supplier’s level or type of business with the Company or such Selling Stockholder or (ii) a journalist or publication to write or publish favorable information about such Selling Stockholder, the Company or its products and services.

3.12         FINRA Affiliation.  Neither the Selling Stockholder nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA, other than as described on the FINRA Questionnaire previously completed and executed by such Selling Stockholder, a copy of which has been provided to the Representative.  Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the several Underwriters as to the matters covered thereby.

4.           Covenants of the Company. The Company covenants and agrees as follows:

4.1           Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2           Federal Securities Laws.

4.2.1           Compliance. The Company, subject to Section 4.2.2, shall comply with the requirements of Rule 430A of the  Securities Act  Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of the receipt of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

4.2.2           Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the  Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the  Securities Act  Regulations, the Company will promptly (A) give the  Representative  notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the  Representative  with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative  or Representative Counsel shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative  notice of any filings made pursuant to the Exchange Act or the  Exchange Act Regulations  within 48 hours prior to the Applicable Time; the Company will give the  Representative  notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the  Representative  with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the  Representative or Representative Counsel shall reasonably object.

4.2.3           Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its best efforts to maintain the registration of the Common Stock under the Exchange Act. The Company shall not deregister any of the Common Stock under the Exchange Act without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

4.2.4           Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative Counsel as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative Counsel and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

4.3           Delivery to the Underwriters of Registration Statements.  The Company has delivered or shall deliver or make available to the Representative and the Representative Counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

4.4           Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available  to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

4.5           Review of Financial Statements. For a period of five (5) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

4.6           Listing. The Company shall use its reasonable best efforts to maintain the listing of the Common Stock on the NasdaqCM for at least three (3) years from the date of this Agreement.

4.7           Reports to the Representative.

4.7.1           Periodic Reports, etc. For a period of three (3) years after the Effective Date, at the Representative’s request, the Company shall furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to stockholders and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 4.7.1.

4.7.2           Transfer Agent; Transfer Sheets. For a period of three (3) years after the Effective Date, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. VStock Transfer, LLC is acceptable to the Representative to act as Transfer Agent for the shares of Common Stock.

4.7.3           Warrant Agent. For so long as the Warrants are outstanding, the Company shall retain a warrant agent for the Warrants reasonably acceptable to the Representative (the “Warrant Agent”). VStock Transfer, LLC is acceptable to the Representative to act as Warrant Agent for the Warrants.

4.7.4           Trading Reports. For a period of three (3) years after the date of this Agreement, the Company shall provide to the Representative, at the Company’s expense, such reports published by NasdaqCM relating to price trading of the Common Stock, as the Representative shall reasonably request.

4.8           Payment of Expenses

4.8.1           General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be issued and sold in the Offering with the Commission; (b) all Public Offering System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Common Stock on the NasdaqCM and on such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the Public Securities; (h) fees and expenses of the Transfer Agent; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the costs associated with one post-Closing advertising of the Offering in the national editions of The Wall Street Journal and The New  York Times; (k) the costs associated with CD form of the public offering materials as well as commemorative mementos or lucite tombstones, each of which the Company or its designee will provide, including to the Representative, within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (l) the fees and expenses of the Company’s Auditor; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) all other costs and expense of the Company incident to the Offering or the performance of the Company under this Agreement; (o) all other costs and expense of the Representative incurred in connection with the services provided by Representative pursuant to the terms of this Agreement; and (p) the fees of the Representative’s U.S. and PRC legal counsel. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters, provided, however, that (i) the expenses set forth in clauses (a) through (o) of this Section 4.8.1 shall be limited to a maximum of $50,000 in the aggregate, and (ii) the expenses set forth in clause (p) of this Section 4.8.1, shall be limited to $150,000 in the aggregate (not including the $50,000 in sub-clause (i) hereof).  The Representative acknowledges receipt of [$50,000] (the “Advance”) prior to the date hereof of the actual expenses incurred by the Representative in connection with the Offering as set forth in this Section 4.8.1. The Advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

4.9           Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.10         Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the  Securities Act  Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

4.11         Stabilization. Neither the Company nor, to its knowledge, any of its employees, Directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

4.12         Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.13         Accountants. As of the Effective Date, the Company shall retain an independent registered public accounting firm, as required by the Securities Act and the Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the Effective Date. The Representative acknowledges that the Auditor is acceptable to the Representative.

4.14         FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or Director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

4.15         No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4.16         [Reserved].

4.17         [Reserved].

4.18         Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters, if necessary,  to  qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

4.19         Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

4.20         Press Releases.  Prior to the Closing Date and any Option Closing Date, the Company shall not  issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

4.21         Sarbanes-Oxley.  The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

4.22         IRS Forms.  The Company shall deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

5.           Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants and agrees as follows:

5.1           Such Selling Stockholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares in violation of the Securities Act or Exchange Act

5.2           Such Selling Stockholder will deliver to the Representative on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

5.3           Such Selling Stockholder agrees that it will not prepare or have not prepared on its behalf or use or refer to any "free writing prospectus" (as defined in Rule 405 of  the Rules and Regulations) and agrees that it will not distribute any written materials in connection with the offer or sale of the Firm Shares.

5.4           During the Prospectus Delivery Period, such Selling Stockholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the information relating to such Selling Stockholder in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6.           Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company and the Selling Stockholders of its obligations hereunder; and (iv) the following conditions:

6.1           Regulatory Matters.

6.1.1           Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement shall have become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

6.1.2           FINRA Clearance. On or before the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

6.1.3           NasdaqCM Stock Market Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Firm Shares, shall have been approved for listing on NasdaqCM, subject only to official notice of issuance. On the first Option Closing Date (if any), the Company’s shares of Common Stock, including the Option Shares, shall have been approved for listing on NasdaqCM, subject only to official notice of issuance.

6.2           Company Counsel Matters.

6.2.1           Closing Date Opinion of United States Counsel to the Company. On the Closing Date, the Representative shall have received the favorable opinion of Ellenoff Grossman & Schole LLP, and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and addressed to the Representative, in form and substance acceptable to the Representative, in the form reasonably satisfactory to counsel to the Representative.

6.2.2            Closing Date Opinion of PRC Counsel to the Company. On the Closing Date, the Representative shall have received the favorable opinion of Dacheng Law Offices, dated the Closing Date and addressed to the Representative, in form and substance acceptable to the Representative, in the form reasonably satisfactory to counsel to the Representative.

6.2.3           Closing Date Opinion of BVI Counsel to the Company. On the Closing Date, the Representative shall have received the favorable opinion of HPA Lawyers, dated the Closing Date and addressed to the Representative, in form and substance acceptable to the Representative, in the form reasonably satisfactory to counsel to the Representative.

6.2.4           Closing Date Opinion of Hong Kong Counsel to the Company. On the Closing Date, the Representative shall have received the favorable opinion of Sidley Austin, dated the Closing Date and addressed to the Representative, in form and substance acceptable to the Representative, in the form reasonably satisfactory to counsel to the Representative.

6.2.5           Closing Date Opinion of United States Counsel to the Selling Stockholders. On the Closing Date, the Representative shall have received the favorable opinion of Ellenoff Grossman & Schole LLP, dated the Closing Date and addressed to the Representative, in form and substance acceptable to the Representative, in the form reasonably satisfactory to counsel to the Representative.

6.2.6           Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of each counsel listed in Sections 6.2.1, 6.2.2, 6.2.3, 6.2.4 and 6.2.5 dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

6.2.7           Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative Counsel if requested. The opinions referred to in Sections 6.2.1, 6.2.2, 6.2.3, 6.2.4 and 6.2.5 above shall include a statement to the effect that it may be relied upon by Representative Counsel in its opinion delivered to the Underwriters.

6.3           Comfort Letters.

6.3.1           Cold Comfort Letter.  On each of the Applicable Time, the Closing Date and Option Closing Date (if any) you shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you and to Representative’s Counsel from the Auditor, provided that the letter delivered on the Closing date shall use a cut-off date not earlier than the Applicable Time.

6.3.2           Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 6.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

6.4   Officers’ Certificates.

6.4.1   Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as supplemented or amended by information in an Issuer Free Writing Prospectus or a Prospectus, as of the Applicable Time and as of the date of this Agreement and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change or a prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

6.4.2   Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

6.4.3   Selling Stockholder Certificates. Each Selling Stockholder shall have furnished to the Representative on the Closing Date a certificate, dated the such date, signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of the Closing Date and that such Selling Stockholder has complied with all agreements contained herein to be performed by such Selling Stockholder at or prior to the Closing Date.

6.5   No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and no change in the capital stock or debt of the Company or any Subsidiary, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity which would prevent the issuance or sale of the Public Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary; (v) no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Public Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary and (vi) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package, the Prospectus nor any Issuer Price Writing Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.6   No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Representative Counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

6.7   Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, Public Securities, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to the Transaction Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to Representative Counsel, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable it to pass upon such matters.

6.8   Delivery of Agreements.

6.8.1   [Reserved].

6.8.2   Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement, the Warrants and the Warrant Agreement.

6.9   Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Representative’s Warrant as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

6.10          No Action. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Entity or before any Governmental Entity, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare the issuance and sales of the Public Securities, the listing and trading of the Securities on the NasdaqCM or the transactions contemplated by this Agreement to be non-compliant, unlawful or illegal under the laws, rules and regulations of the PRC or elsewhere.

7.   Indemnification.

7.1   Indemnification by the Company. The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriters in connection with, or relating in any manner to, this Agreement, the Securities, Representative Securities or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 7.1 (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

7.2   Indemnification by the Selling Stockholder. Each Selling Stockholder severally, and not jointly, in proportion to the shares of Stock to be sold by such Selling Stockholder shall indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission relates to such Selling Stockholder and was made in reliance upon and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which shall consist of the statements set forth under the caption “Selling Stockholders” in the Registration Statement and Prospectus, or in any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this Section 7.2 shall be limited to an amount equal to the proceeds (net of underwriting discounts and concessions, but before deducting other expenses) received by the Selling Stockholder from the sale of the Firm Shares sold by such Selling Stockholder under this Agreement.

7.3   Indemnification by the Underwriter. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholders, the Company’s directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information and shall reimburse the Company or Selling Stockholder for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7.3, in no event shall any indemnity by an Underwriter under this Section 7.3 exceed the total discount and commission received by such Underwriter in connection with the Offering.

7.4   Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under 7.1 or the Representative in the case of a claim for indemnification under Section 7.2, (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Parties. Subject to this Section 7.3, the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.5   Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7.1 or Section 7.2, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and each of the Underwriters on the other hand from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7.5 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7.5 but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7.5 be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7.5 shall be deemed to include, for purposes of this Section 7.5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7.5, no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 7.5 are several and in proportion to their respective underwriting obligation, and not joint.

8.   Default by an Underwriter.

8.1   Default Not Exceeding 10% of Firm Securities or Additional Securities. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Additional Securities, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Securities or Additional Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or Additional Securities that all Underwriters have agreed to purchase hereunder, then such Firm Securities or Additional Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

8.2   Default Exceeding 10% of Firm Securities or Additional Securities. In the event that the default addressed in Section 8.1 relates to more than 10% of the Firm Securities or Additional Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or Additional Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Securities or Additional Securities, you do not arrange for the purchase of such Firm Securities or Additional Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or Additional Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or Additional Securities to which a default relates as provided in this Section 8, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 9 hereof) or the several Underwriters (except as provided in Section 7 hereof); provided, however, that if such default occurs with respect to the Additional Securities, this Agreement will not terminate as to the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

8.3   Postponement of Closing Date. In the event that the Firm Securities or Additional Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

9.   Additional Covenants of the Company.

9.1   Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and and the overall composition of the Board comply with the Sarbanes-Oxley Act, the Exchange Act and the listing rules of the NasdaqCM, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the NasdaqCM.

9.2   Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (lst) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

10.   Effective Date of this Agreement and Termination Thereof.

10.1          Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

10.2          Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States, PRC, BVI or Hong Kong shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Additional Securities; or (vii) if the Company is in breach of any of its representations, warranties or covenants hereunder; or (viii) if any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable to proceed with the delivery of the Firm Securities or Additional Securities; or (ix) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

10.3         Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of the Representative’s U.S. and PRC legal counsel) up to $200,000, inclusive of the [$50,000] Advance for accountable expenses previously paid by the Company to the Representative and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any Advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

10.4          Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 7 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.5          Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or Directors or any person controlling the Company or (ii) delivery of and payment for the Securities.

11.   Miscellaneous.

11.1          Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Axiom Capital Management, Inc.
780 Third Avenue
New York, NY 10017
Attn: Michael S. Jacobs
Fax No.: [•]

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Ave, 22nd Floor
New York, NY 10022
Attn: William N. Haddad, Esq.
Fax No.: (212) 521-5450

If to the Company:

China Commercial Credit, Inc.
No. 1688, Yunli Road, Tongli
Wujiang, Jiangsu Province
People’s Republic of China
Attention: Huichun Qin, Chief Executive Officer
Fax No: 86(512)63960011

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Barry I. Grossman, Esq.
Fax No: (212) 370-7889

If to any Selling Stockholder, notice shall be delivered or sent by mail, telex, facsimile transmission or email to such Selling Stockholder at the address set forth on Schedule 2 hereto;

11.2   Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3   Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(i)     each Underwriter’s responsibility to the Company and the Selling Stockholders is solely contractual in nature, each Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company, the Selling Stockholders and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether either the Representative has advised or is advising the Company or the Selling Stockholders on other matters;

(ii)    the price of the Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative, and the Company and the Selling Stockholders are capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; and

(iii)   it has been advised that the Representative and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship

11.4   Research Analyst Independence. The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 11.4 shall relieve the Underwriters of any responsibility or liability it or they may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

11.5   Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

11.6   Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and the Representative, dated December 16, 2013, shall remain in full force and effect.

11.7   Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company, the Selling Stockholder and the Controlling Persons, Directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

11.8   Governing Law; Consent to Jurisdiction; Appointment of Agent for Service; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company and each Selling Stockholder hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and each Selling Stockholder hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or any Selling Stockholder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company, each Selling Stockholder and each of the Subsidiaries irrevocably appoint Ellenoff Grossman & Schole LLP, 1345 Avenue of Americas, 11th Floor, New York, NY 10105, Fax No.: 212-370-7889, Attn: Barry I. Grossman, Esq. as their respective authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and such Subsidiary or Selling Stockholder, in any such suit or proceeding. The Company, each of the Subsidiaries and each Selling Stockholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company and each Selling Stockholder agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11.9   Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

11.10          Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CHINA COMMERCIAL CREDIT, INC.

By: _____________________________________________
Name: Huichun Qin
Title: Chief Executive Officer

THE SELLING STOCKHOLDERS,
named in Schedule 2 hereto, acting severally

By: _____________________________________________
       Attorney-in Fact

Confirmed as of the date first written above, on behalf of itself and as Representative of the several Underwriters named on Schedule 3 hereto:

SCHEDULE 1-A

Subsidiaries

CCC International Investment Ltd.

CCC International Investment Holding Ltd.

Wujiang Luxiang Information Technology Consulting Co. Ltd.

Pride Financial Leasing (Suzhou) Co. Ltd

S-1-A

SCHEDULE 1-B

VIE

Wujiang Luxiang Rural Microcredit Co. Ltd.

S-1-B

SCHEDULE 2

Selling Stockholders

SCHEDULE 3

Underwriters	Total Number of Firm Shares to be Purchased	Total Number of Firm Warrants to be Purchased
Axiom Capital Management, Inc.
ViewTrade Securities, Inc.
Newport Coast Securities

SCHEDULE 4

Pricing Information

Number of Firm Shares: [•]

Number of Firm Warrants: [•]

Public Offering Price per Share (including accompanying Warrant): $[•]

Number of Additional Shares: [•]

Number of Additional Warrants: [•]

Warrant Exercise Price: $[•]

Underwriting Discount per Share: $[•]

Underwriting Non-accountable expense allowance per Share: $[•]

Proceeds to Company per Share (including accompanying Warrant)(before expenses): $[•]

EXHIBIT A

Form of Representative’s Warrant

Reference is made to Exhibit 4.1 to the Registration Statement on Form S-1 filed on May 7, 2014 (File Number 333-193360) of China Commercial Credit, Inc., which is incorporated by reference.

Exhibit A-1